UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 25, 2016
HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road, Braintree MA	02184
(Address of principal executive offices)	(Zip Code)
 Registrant’s telephone number, including area code  781-848-7100
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Catherine M. Burzik to the Board of Directors

On October 25, 2016 the Haemonetics Corporation Board of Directors elected Catherine M. Burzik as a Class I Director for a term which expires at the 2018 Annual Meeting of Shareholders. Ms. Burzik was also appointed to the Audit Committee.

As of the date of her election, Ms. Burzik is entitled to receive compensation and participate in the plans applicable to all directors, as more particularly described on page 46 of the Haemonetics’ proxy statement filed June 10, 2016, under the heading “Directors’ Compensation”.

In connection with her election, Ms. Burzik received an initial grant of Restricted Stock Units valued at $170,000.00. The Restricted Stock Units vest on the first anniversary of grant and are issued under the Haemonetics Corporation 2005 Long-Term Incentive Compensation Plan. The terms and conditions of this equity award are consistent with the Company’s equity award agreements filed by the Company as exhibits to the 10-K filed with the Securities and Exchange Commission for the fiscal year ended March 28, 2015.

The selection of Ms. Burzik was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no actual or proposed transactions between Ms. Burzik or any of her related persons and Haemonetics which would require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)).

Section 9 - Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number		Exhibit Description
99.1		Press Release Regarding Election of Catherine M. Burzik to Haemonetics Corporation's Board of Directors

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION
(Registrant)

Date: October 27, 2016	By	/s/ Sandra Jesse
Sandra Jesse, Executive Vice President
and Chief Legal Officer